EXHIBIT 99.1

Additional Financial Information (Unaudited)

The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core manufacturing business with our financial services operations on a pre-tax equity basis. Our manufacturing operations, for this purpose, include our Truck segment, Engine segment, Parts segment, and Corporate items. The manufacturing operations financial information represents non-GAAP financial measures. The reconciling differences between these non-GAAP financial measures and our GAAP consolidated financial statements in Item 8 are our financial services operations, which are included on a pre-tax equity basis. Certain of our subsidiaries in our manufacturing operations have debt outstanding with our financial services operations (“intercompany debt”). In the condensed statements of assets, liabilities and stockholders’ deficit, the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in the net cash provided by operating activities in the condensed statements of cash activities.

We have revised our previously reported condensed statements of assets, liabilities, redeemable equity securities, and stockholders’ deficit as of October 31, 2009 to reflect the correction of errors in those statements and the effect of the adoption of new accounting guidance related to the accounting for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) and the accounting for non-controlling interests. The 2009 and 2008 impact of these errors, totaling $10 million, was recognized in our 2010 condensed statements of revenues and expenses as they were not material to our financial results for 2009 and 2008. The revisions did not impact the condensed statements of cash activities for the years ended October 31, 2009 and 2008. See Note 1, Summary of significant accounting policies, of our 2010 audited financial statements for further discussion.

Condensed Statements of Revenues and Expenses

Navistar International Corporation (with financial services operations on a pre-tax equity basis)

	For the Year Ended October 31, 2010
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$11,926	$—	$—	$11,926
Finance revenues	—	309	(90)	219

Sales and revenues, net	11,926	309	(90)	12,145

Costs of products sold	9,741	—	—	9,741
Restructuring charges	(19)	4	—	(15)
Selling, general and administrative expenses	1,293	119	(6)	1,406
Engineering and product development costs	464	—	—	464
Interest expense	154	113	(14)	253
Other expense (income), net	48	(22)	(70)	(44)

Total costs and expenses	11,681	214	(90)	11,805
Equity in loss of non-consolidated affiliates	(50)	—	—	(50)

Income before income taxes and equity income from financial services operations	195	95	—	290
Equity income from financial services operations	95	—	(95)	—

Income before income taxes	290	95	(95)	290
Income tax expense	23	—	—	23

Net income (loss)	267	95	(95)	267
Less: Income attributable to non-controlling interests	(44)	—	—	(44)

Net income (loss) attributable to Navistar International Corporation	$223	$95	$(95)	$223

	For the Year Ended October 31, 2009
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$11,300	$—	$—	$11,300
Finance revenues	—	348	(79)	269

Sales and revenues, net	11,300	348	(79)	11,569

Costs of products sold	9,366	—	—	9,366
Restructuring charges	59	—	—	59
Impairment of property and equipment	31	—	—	31
Selling, general and administrative expenses	1,218	130	(4)	1,344
Engineering and product development costs	433	—	—	433
Interest expense	99	162	(10)	251
Other expense (income), net	(179)	16	(65)	(228)

Total costs and expenses	11,027	308	(79)	11,256
Equity in loss of non-consolidated affiliates	46	—	—	46

Income before income taxes, extraordinary gain and equity income from financial services operations	319	40	—	359
Equity income from financial services operations	40	—	(40)	—

Income before income taxes and extraordinary gain	359	40	(40)	359
Income tax expense	37	—	—	37

Income (loss) before extraordinary gain	322	40	(40)	322
Extraordinary gain, net of tax	23	—	—	23

Net income (loss)	345	40	(40)	345
Less: Income attributable to non-controlling interests	(25)	—	—	(25)

Net income (loss) attributable to Navistar International Corporation	$320	$40	$(40)	$320

	For the Year Ended October 31, 2008
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$14,399	$—	$—	$14,399
Finance revenues	—	405	(80)	325

Sales and revenues, net	14,399	405	(80)	14,724

Costs of products sold	11,942	—	—	11,942
Impairment of property and equipment	358	—	—	358
Selling, general and administrative expenses	1,292	149	(4)	1,437
Engineering and product development costs	384	—	—	384
Interest expense	156	313	—	469
Other (income) expense, net	123	(33)	(76)	14

Total costs and expenses	14,255	429	(80)	14,604
Equity in income of non-consolidated affiliates	71	—	—	71

Income (loss) before income taxes, and equity income from financial services operations	215	(24)	—	191
Equity income from financial services operations	(24)	—	24	—

Income (loss) before income taxes	191	(24)	24	191
Income tax expense	57	—	—	57

Net income (loss)	$134	$(24)	$24	$134
Less: Income attributable to non-controlling interests	—	—	—	—

Net income (loss) attributable to Navistar International Corporation	$134	$(24)	$24	$134

Condensed Statements of Assets, Liabilities, Redeemable Equity Securities, and Stockholders’ Deficit

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	As of October 31, 2010
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
(in millions)
Assets
Cash and cash equivalents	$534	$51	$—	$585
Marketable securities	566	20	—	586
Restricted cash and cash equivalents	29	151	—	180
Finance and other receivables, net	1,030	3,084	(168)	3,946
Inventories	1,556	12	—	1,568
Goodwill	324	—	—	324
Property and equipment, net	1,329	113	—	1,442
Investments in and advances to financial services operations	502		(502)
Investments in non-consolidated affiliates	103	—	—	103
Deferred taxes, net	109	37	—	146
Other assets	821	29	—	850

Total assets	$6,903	$3,497	$(670)	$9,730

Liabilities, redeemable equity securities, and stockholders’ equity (deficit)
Accounts payable	$1,974	$21	$(168)	$1,827
Debt	1,985	2,885	—	4,870
Postretirement benefits liabilities	2,066	34	—	2,100
Other liabilities	1,802	55	—	1,857

Total liabilities	7,827	2,995	(168)	10,654
Redeemable equity securities	8	—	—	8
Stockholders’ equity attributable to non-controlling interests	49	—	—	49
Stockholders’ equity (deficit) attributable to controlling interest	(981)	502	(502)	(981)

Total liabilities, redeemable equity securities, and stockholders’ equity (deficit)	$6,903	$3,497	$(670)	$9,730

	As of October 31, 2009(A)
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
(in millions)
Assets
Cash and cash equivalents	$1,152	$60	$—	$1,212
Restricted cash and cash equivalents	30	455	—	485
Finance and other receivables, net	915	3,358	(188)	4,085
Inventories	1,634	32	—	1,666
Goodwill	318	—	—	318
Property and equipment, net	1,345	122	—	1,467
Investments in financial services operations	423	—	(423)	—
Investments in non-consolidated affiliates	62	—	—	62
Deferred taxes, net	107	57	—	164
Other assets	517	52	—	569

Total assets	$6,503	$4,136	$(611)	$10,028

Liabilities, redeemable equity securities, and stockholders’ equity (deficit)
Accounts Payable	$1,929	$131	$(188)	$1,872
Debt	1,861	3,431	—	5,292
Postretirement benefits liabilities	2,660	33	—	2,693
Other liabilities	1,727	118	—	1,845

Total liabilities	8,177	3,713	(188)	11,702
Redeemable equity securities	13	—	—	13
Stockholders’ equity attributable to non-controlling interests	61	—	—	61
Stockholders’ equity (deficit) attributable to Navistar International Corporation	(1,748)	423	(423)	(1,748)

Total liabilities, redeemable equity securities, and stockholders’ equity (deficit)	$6,503	$4,136	$(611)	$10,028

(A)	Revised; See Note 1, Summary of significant accounting policies

Condensed Statements of Cash Activities

Navistar International Corporation (with financial services operations on a pre-tax equity basis)

	For the Year Ended October 31, 2010
	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
(in millions)
Cash flows from operating activities
Net income	$267	$95	$(95)	$267
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	261	4	—	265
Depreciation of equipment leased to others	27	24	—	51
Amortization of debt issuance costs and discount	26	12	—	38
Deferred income taxes	(3)	20	—	17
Equity in loss of non-consolidated affiliates	50	—	—	50
Equity in income of financial services affiliates	(95)	—	95	—
Dividends from non-consolidated affiliates	5	—	—	5
Change in intercompany receivables and payables	11	(11)	—	—
Other, net	(140)	554	—	414

Net cash provided by (used in) operating activities	409	698	—	1,107

Cash flows from investing activities
Purchases of marketable securities	(1,856)	(20)	—	(1,876)
Sales or maturities of marketable securities	1,290	—	—	1,290
Net change in restricted cash and cash equivalents	1	514	—	515
Capital expenditures	(232)	(2)	—	(234)
Purchase of equipment leased to others	(16)	(29)	—	(45)
Acquisition of intangibles	(15)	—	—	(15)
Business acquisitions	(2)	—	—	(2)
Other investing activities	(86)	9	10	(67)

Net cash provided by (used in) investing activities	(916)	472	10	(434)

Net cash used in financing activities	(110)	(1,180)	(10)	(1,300)

Effect of exchange rate changes on cash and cash equivalents	(1)	1	—	—

Decrease in cash and cash equivalents	(618)	(9)	—	(627)
Cash and cash equivalents at beginning of the period	1,152	60	—	1,212

Cash and cash equivalents at end of the period	$534	$51	$—	$585

	For the Year Ended October 31, 2009
	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
(in millions)
Cash flows from operating activities
Net income (loss)	$345	$40	$(40)	$345
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	284	4	—	288
Depreciation of equipment leased to others	35	21	—	56
Amortization of debt issuance cost and discount	6	10	—	16
Deferred income taxes	(14)	(4)	—	(18)
Impairment of property and equipment, goodwill and intangibles	41	—	—	41
Extraordinary gain on acquisition of subsidiary	(23)	—	—	(23)
Gain on increased equity interest in subsidiary	(23)	—	—	(23)
Equity in income of non-consolidated affiliates	(46)	—	—	(46)
Equity in income of financial services affiliates	(40)	—	40	—
Dividends from non-consolidated affiliates	59	—	—	59
Change in intercompany receivables and payables	(82)	82	—	—
Other, net	(8)	551	—	543

Net cash provided by operating activities	534	704	—	1,238

Cash flows from investing activities
Purchases of marketable securities	(382)	—	—	(382)
Sales or maturities of marketable securities	384	—	—	384
Net change in restricted cash and cash equivalents	(23)	94	—	71
Capital expenditures	(148)	(3)	—	(151)
Purchase of equipment leased to others	(2)	(44)	—	(46)
Business acquisitions, net of escrow receipt	(60)	—	—	(60)
Other investment activities	(51)	3	20	(28)

Net cash provided by (used in) investing activities	(282)	50	20	(212)

Net cash used in financing activities	36	(780)	(20)	(764)

Effect of exchange rate changes on cash and cash equivalents	9	—	—	9

Decrease in cash and cash equivalents	297	(26)	—	271
Increase in cash and cash equivalents upon consolidation of BDP and BDT	80	—	—	80

Cash and cash equivalents at beginning of the period	775	86	—	861

Cash and cash equivalents at end of the period	$1,152	$60	$—	$1,212

	For the Year ended October 31, 2008
	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
(in millions)
Cash flows from operating activities
Net income	$134	$(24)	$24	$134
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	328	1	—	329
Depreciation of equipment leased to others	44	20	—	64
Amortization of debt issuance cost and discount	5	10	—	15
Deferred income taxes	82	(26)	—	56
Impairment of goodwill and intangibles	372	—	—	372
Equity in income of financial services affiliates	24	—	(24)	—
Equity in income of non-consolidated affiliates	(71)	—	—	(71)
Dividends from financial services operations	25	—	(25)	—
Dividends from non-consolidated affiliates	85	—	—	85
Change in intercompany receivables and payables	(71)	71	—	—
Other, net	(528)	664	—	136

Net cash provided by operating activities	429	716	(25)	1,120

Cash flows from investing activities
Purchases of marketable securities	(42)	—	—	(42)
Sales or maturities of marketable securities	46	—	—	46
Net change in restricted cash and cash equivalents	7	(150)	—	(143)
Capital expenditures	(168)	(8)	—	(176)
Purchase of equipment leased to others	—	(39)	—	(39)
Business acquisitions, net of escrow receipt	(60)	—	60	—
Contributions to NFC	—	—	—	—
Other investing activities	1	20	—	21

Net cash provided by (used in) investing activities	(216)	(177)	60	(333)

Net cash used in financing activities	(133)	(508)	(35)	(676)

Effect of exchange rate changes on cash and cash equivalents	(21)	(6)	—	(27)

Decrease in cash and cash equivalents	59	25	—	84
Cash and cash equivalents at beginning of the period	716	61	—	777

Cash and cash equivalents at end of the period	$775	$86	$—	$861